Exhibit 2.n.(i)


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 Third Avenue
                              New York 10022-3897
                                      ---                          [Letterhead]
                              Tel: (212) 735-3000
                              Fax: (212) 735-2000


                                                   September 11, 1997

Mandatory Common Exchange Trust
850 Library Avenue
Suite 204
Newark, Delaware 19715

Ladies and Gentlemen:

     We have acted as special United States tax counsel to Mandatory Common Exchange Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the preparation of a Registration Statement (No. 333-15927) on Form N-2, which was filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on November 12, 1996, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement") relating to the registration under the Act of the Trust Issued Mandatory Exchange Securities (the "TIMES") to be issued by the Trust.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Mandatory Common Exchange Trust
September 11, 1997
Page 2


     Based upon the foregoing, we are the opinion that the summary set forth under the caption "Certain Federal Income Tax Considerations" in the prospectus included as part of the Registration Statement correctly describes the material aspects of the United States federal income tax treatment, under current law, of an investment in the TIMES.

     We hereby consent to the filing of this opinion with the Commission as part of Exhibit 8-1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly state, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate, Meagher
                                                   & Flom LLP